UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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COINSTAR, INC.
(Name of Registrant as Specified In Its Charter)

N/A
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FOR IMMEDIATE RELEASE
CONTACTS:

Coinstar, Inc.
Brian Turner, Chief Financial Officer	Tom Ryan
425-943-8000	ICR, Inc.
203-682-8200
Media
Marci Maule, Director Public Relations	Matthew Sherman / Barrett Golden
425-943-8277	Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
COINSTAR ANNOUNCES DATE FOR 2008 ANNUAL MEETING OF STOCKHOLDERS
BELLEVUE, Wash. – April 10, 2008 – Coinstar, Inc. (NASDAQ: CSTR) today announced that its 2008 Annual Meeting of Stockholders is scheduled for Tuesday, June 3, 2008. Stockholders of record at the close of business on Friday, April 11, 2008, are entitled to notice of, and to vote at, the Annual Meeting.
Coinstar will present details regarding its Board’s recommended slate of director nominees for the 2008 Annual Meeting in the Company’s definitive proxy statement and other materials, which will be filed with the Securities and Exchange Commission and mailed to all stockholders eligible to vote at the Annual Meeting.
About Coinstar, Inc.
Coinstar, Inc. (NASDAQ: CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, money transfer, electronic payment solutions, entertainment services and self-service DVD rental. The Company’s products and services can be found at more than 50,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.
Important Additional Information
In connection with its 2008 Annual Meeting of Stockholders, Coinstar will file a proxy statement and other documents regarding the 2008 Annual Meeting with the Securities and Exchange Commission and will mail the definitive proxy statement and a proxy card to each stockholder of record entitled to vote at the 2008 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. When they are available, the proxy statement and other documents relating to the 2008 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at its website, www.coinstar.com, under: About Us – Investor Relations – SEC Filings.
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting. Information regarding the interests of the directors and executive officers is set forth in public filings filed by the Company with the Securities and Exchange Commission, including its proxy statement relating to its 2007 Annual Meeting of Stockholders filed on April 27, 2007, and will be set forth in its proxy statement relating to its 2008 Annual Meeting of Stockholders.